PROPELL TECHNOLOGIES GROUP, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of June __, 2014, by and between Propell Technologies Group, Inc., a Delaware corporation (the “Company”), and the investors set forth on the signature pages affixed hereto (each, an “Investor” and, collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to exemptions from registration under the Securities Act (as defined below), the Company desires to issue and sell to each Investor, and each Investor, severally and not jointly, desires to purchase from the Company, a minimum of 3,333,333 Units (the “Units”) (aggregate gross proceeds of $500,000) up to a maximum of an aggregate of 13,333,334 Units (aggregate gross proceeds of $2,000,000), each Unit being offered at a price of $0.15 per Unit and each Unit consisting of one share of the Company’s common stock, par value $.001 (the “Common Stock”) and a five year warrant (the “Warrant”) to purchase one half of a share of the Company’s Common Stock at an exercise price of $0.25 per share (the Shares and the Warrants comprising the Units being hereinafter collectively referred to as the “Securities”), upon the terms and conditions set forth in this Agreement; and

WHEREAS, in connection with the Investors’ purchase of the Units, the Investors will be subject to certain restrictions on the transfer of the Securities, all as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree to the sale and purchase of the Units as set forth herein.

1.          Definitions.

For purposes of this Agreement, the terms set forth below shall have the corresponding meanings provided below.

“Affiliate” shall mean, with respect to any specified Person (as defined below), (i) if such Person is an individual, the spouse, heirs, executors, or legal representatives of such individual, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the sole and unilateral power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument.

“Business Day” shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

“Claims” as defined in Section 5.1 hereof.

“Closing” and “Closing Date” as defined in Section 2.2 (c) hereof.

“Common Stock” as defined in the recitals above.

“Company Financial Statements” as defined in Section 4.5(a) hereof.

“Company’s Knowledge” shall mean the actual knowledge of the Chief Executive Officer (as defined in Rule 405 under the Securities Act).

“Company’s Permits” as defined in Section 4.6 hereof.

“Escrow Account,” “Escrow Agent” and “Escrow Agreement”) shall mean the escrow account established by the Company with Signature Bank, New York, New York serving as escrow agent, which escrow (as more particularly described in Section 2.3 hereof) shall be conducted pursuant to the terms of an escrow agreement entered into by the Company, the escrow agent and the Placement Agent.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“First Closing” and “First Closing Date” as defined in Section 2.2(a) hereof.

“Indemnified Person” as defined in Section 5.2 hereof.

“Intellectual Property Rights” as defined in Section 4.14 hereof.

“Investor Questionnaire” shall mean the questionnaire required to be completed by all Investors.

“Liens” shall mean any mortgage, lien, title claim, assignment, encumbrance, security interest, adverse claim, contract of sale, restriction on use or transfer or other defect of title of any kind.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole; (ii) the transactions contemplated hereby or in any of the Transaction Documents; or (iii) the ability of the Company to perform its obligations under the Transaction Documents (as defined below).

“Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

“Placement Agent” shall mean Paulson Investment Company, Inc.

“Purchase Price” shall mean up to $2,000,000.

“Purchaser Party” as defined in Section 5.1 hereof.

“Registrable Securities” shall mean: (i) the shares of common stock underlying the Units; (ii) any shares of Common Stock issued as a dividend issued on the Series B Shares; and (iii) the Warrant Shares; provided, that a security shall cease to be a Registrable Security upon (A) sale pursuant to a Registration Statement or Rule 144 under the Securities Act or (B) such security becoming eligible for sale by the holder thereof without any restriction pursuant to Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

“Registration Rights Agreement” shall mean the agreement to be entered into between the Company and the Investors for filing by the Company of a registration statement under the Securities Act that covers the resale of any of the Registrable Securities.

“Regulation D” as defined in Section 3.7 hereof.

“Regulation S” as defined in Section 6.1(e) hereof.

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“Rule 144” are defined in Section 6.1(c) hereof

“SEC” shall mean the U.S. Securities and Exchange Commission.

“SEC Documents” as defined in Section 4.5 hereof.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsequent Closing” and “Subsequent Closing Date” as defined in Section 2.2(b) hereof.

“Subsidiaries” shall mean any corporation or other entity or organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest or otherwise controls through contract or otherwise.

“Transaction Documents” shall mean this Agreement, the Escrow Agreement and the Registration Rights Agreement.

“Units” as defined in the recitals above.

“Warrant” as defined in the recitals above.

“Warrant Shares” shall mean any shares of Common Stock underlying the Warrants.

2.           Sale and Purchase of Units.

2.1.          Subscription for Units by Investors. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, in exchange for the portion of the Purchase Price to be paid by each of them, the Units, in the respective amounts set forth on the signature pages attached hereto.

2.2           Closings.

(a)          First Closing. Subject to the terms and conditions set forth in this Agreement, the Company shall issue and sell to each Investor participating in the First Closing (as defined below), and each such Investor shall, severally and not jointly, purchase from the Company on the First Closing Date, such number of Units set forth on the signature pages attached hereto(the “First Closing”); provided, however, that the First Closing shall not occur until subscriptions for gross proceeds of at least $500,000 have been received from Investors by the Company, and such subscription funds shall have been received by the Escrow Agent and are available for distri bution pursuant to joint escrow instructions signed by the Company and the Placement Agent. The date of the First Closing is hereinafter referred to as the “First Closing Date.”

(b)        Subsequent Closing(s). The Company agrees to issue and sell to each Investor listed on the Subsequent Closing Schedule of Investors, and each Investor agrees, severally and not jointly, to purchase from the Company on such Subsequent Closing Date such number of Units set forth on the signature pages attached hereto (a “Subsequent Closing”). There may be more than one Subsequent Closing; provided, however, that the last Subsequent Closing shall be held no later than July 10, 2014 (subject to the right of the Company and the Placement Agent to extend the offering for an additional 30 days without notice to or consent of the Investors). The date of any Subsequent Closing is hereinafter referred to as a “Subsequent Closing Date.” Notwithstanding the foregoing, the maximum number of Units to be sold at the First Closing and all Subsequent Closings shall not exceed 13,333,334 in the aggregate.

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(c)          Closing. The First Closing and any applicable Subsequent Closings are each referred to in this Agreement as a “Closing.” The First Closing Date and any Subsequent Closing Dates are sometimes referred to herein as a “Closing Date.” All Closings shall occur at the offices of Gracin & Marlow, LLP, counsel to the Company, at The Chrysler Building, 405 Lexington Avenue, 26th Floor, New York, New York 10174, or remotely via the exchange of documents and signatures.

2.3.        Closing Deliveries. At each Closing, the Company shall deliver to the Investors, against delivery by the Investor of the Purchase Price (as provided below), (i) duly issued certificates representing the Common Stock and Warrants comprising the purchased Units, unless, at the Placement Agent’s request, the physical delivery of the Common Stock and Warrants so purchased is deferred until the final Closing; (ii) this Agreement duly executed by the Company; (iii) the Registration Rights Agreement duly executed by the Company. At each Closing, each Investor shall deliver or cause to be delivered to the Company (w) this Agreement duly executed by the Investor; (x) the Registration Rights Agreement duly executed by the Investor; (y) a fully completed and duly executed Investor Questionnaire and (z) the Purchase Price set forth in its counterpart signature page annexed hereto by paying United States dollars via bank, certified or personal check which has cleared prior to the applicable Closing Date or in immediately available funds, by wire transfer to the following escrow account:

Account Name: Signature Bank, as Escrow Agent for Propell Technologies Group, Inc.

Bank: Signature Bank

Account Number:1502143758

ABA/Routing Number: 026013576

SWIFT Code: SIGNUS33

Address: 950 Third Avenue, 9th Floor

New York, NY 10022

Attn: Stephen Fay, PCG#311

3.           Representations, Warranties and Acknowledgments of the Investors.

Each Investor, severally and not jointly, represents and warrants to the Company as to such Investor that:

3.1           Authorization. The execution, delivery and performance by the Investor of the Transaction Documents and the Investor Questionnaire to which such Investor is a party or has executed have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally. The execution, delivery and performance by the Investor of this Agreement and the Registration Rights Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby will not: (i) result in a violation of the organizational documents of the Investor, if the Investor is an entity; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Investor is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

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3.2           Purchase Entirely for Own Account. The Investor understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law. The Securities to be received by each Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered. Such Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor understands that he, she or it may not be able to sell any of the Securities without prior registration of the Common Stock that is issued as part of the Unit or the shares of common stock underlying the Warrants under the Securities Act or the existence of an exemption from such registration requirement.

3.3.          Investment Experience. The Investor acknowledges that the purchase of the Units is a highly speculative investment and that he, she or it can bear the economic risk and complete loss of his, hers or its investment in the Units and has such knowledge and experience in financial or business matters such that he, she or it is capable of evaluating the merits and risks of the investment therein as contemplated hereby.

3.4 Disclosure of Information. The Investor has had an opportunity to receive all information related to the Company and the Securities requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Units. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor acknowledges that it has reviewed the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and all other filings made by the Company with the SEC as it has deemed necessary in evaluating the investment in the Units. Without limiting the generality of the foregoing, the Investor acknowledges that it has reviewed the risk factors contained in Item 1A of Part I of the Company’s Annual Rerport on Form 10-K for the year ended December 31, 2013and Item 1A of Part II of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

3.5           Dilution. The Investor acknowledges that there may be future substantial dilution to holders of the Company’s Common Stock when additional equity or convertible debt securities are sold and that: (i) the holders of the Company’s convertible preferred A-1 shares have the right to convert their shares into 38,875,000 shares of Common Stock; (ii) the holders of the Company’s convertible series B shares have the right to convert their shares into 7,500,000 shares of Common Stock, (iii) the holders of the Company’s long-term convertible notes have the right to convert their notes into 19,443,750 shares of Common Stock; and (iv) the holders of the Company’s short-term convertible notes have the option to convert into shares of Common Stock at variable prices at discounts ranging from 50% to 65% of average trading prices immediately prior to conversion. The Investor further acknowledges, as set forth in Section 4.8(d) below, that the Company is currently engaged in certain highly confidential discussions regarding a possible significant transaction involving a substantial monetary investment in the Company at a significant discount which, if consummated, would likely result in substantial dilution to the Investor. The Investor further acknowledges that it has no contractual right to participate in future financings. Accordingly, the Investor expressly acknowledges that it is aware that it could be substantially diluted in the future in the event that any or all of the events noted in this Section 3.5 occur.

3.6           Restricted Securities. The Investor understands that the Units, and the components thereof, are characterized as “restricted securities” under the U.S. federal securities laws since they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

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3.7           Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a)          “The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended; (ii) such securities may be sold pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act; or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws.”

(b)          If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

3.8          Investor Status. The Investor acknowledges that the Securities are being offered only to investors that satisfy the definition one of or more of the following investor categories: (a) a “Qualified Institutional Buyer” as that term is defined in Rule 144A promulgated under the Securities Act; (b) a “Qualified Purchaser” as that term is defined in Section 2(a)(51) of the Investment Advisors Act of 1940, as amended; or (c) a non-individual “Accredited Investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act (“Regulation D”). The Investor hereby confirms that it falls within one of the above acceptable categories of investors and further, has completed and returned the Investor Questionnaire accompanying this Agreement providing evidence of such qualification. The Investor is not a registered broker dealer registered under Section 15(a) of the Exchange Act, or a member of the Financial Industry Regulatory Authority Inc. (“FINRA”), or an entity engaged in the business of being a broker-dealer.

3.9          No General Solicitation. The Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

3.10      Brokers and Finders. No Investor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or any other Investor, for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

3.11      Residency. The Investor’s residence (if an individual) or office in which its investment decision with respect to the Units was made (if an entity) are located at the address immediately below such Investor’s name on its signature page hereto.

3.12        Disclosure; Material Non-public Information.

(a)          The Investor, by executing this Stock Purchase Agreement, acknowledges that the undersigned has read the following investor notice:

NO OFFERING LITERATURE OR ADVERTISING, IN WHATEVER FORM, MAY BE RELIED ON BY INVESTORS IN EVALUATING THE OFFERING OF THESE SECURITIES OTHER THAN THE INFORMATION SET FORTH IN THE COMPANY’S FILINGS WITH THE SEC REFERRED TO IN SECTION 3.4 HEREIN AND THE COMPANY’S REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN. NO INFORMATION PROVIDED TO PROSPECTIVE INVESTORS IN ANY OTHER FORMAT OR THROUGH ANY OTHER FORUM, INCLUDING, WITHOUT LIMITATION, ANY WEBINAR, POWERPOINT PRESENTATION, EXECUTIVE SUMMARY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, PROJECTIONS, SHALL BE CONSIDERED PART OF THE TRANSACTION DOCUMENTS AND IS NOT TO BE RELIED UPON IN CONNECTION WITH ANY INVESTMENT DECISION. NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS, OR GIVE ANY INFORMATION, WITH RESPECT TO THESE SECURITIES, EXCEPT THE INFORMATION CONTAINED IN THE TRANSACTION DOCUMENTS AND THE SEC DOCUMENTS, AND ANY INFORMATION OTHER THAN THAT CONTAINED THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF ITS REPRESENTATIVES OR AFFILIATES.

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(b)          The Investor, by executing a copy of this Agreement, also acknowledges the following:

THE UNDERSIGNED AGREES TO HOLD IN CONFIDENCE ALL MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY AND NOT TO USE ANY MATERIAL NON-PUBLIC INFORMATION CONCERNING THE COMPANY FOR ANY REASON OTHER THAN IN CONNECTION WITH ITS PURCHASE OF THE UNITS .

4.           Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Investors that:

4.1.         Organization; Execution, Delivery and Performance.

(a)          The Company and each of its Subsidiaries, is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

(b)(i)      The Company has all requisite corporate power and authority to enter into and perform the Transaction Documents to be entered into by the Company and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof; (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Securities) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders, is required; (iii) each of the Transaction Documents has been duly executed and delivered by the Company by its authorized representative, and such authorized representative is a true and official representative with authority to sign each such document and the other documents or certificates executed in connection herewith and bind the Company accordingly; and (iv) each of the Transaction Documents constitutes, and upon execution and delivery thereof by the Company will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies.

4.2.         Securities Duly Authorized. The shares of Common Stock to be issued to each such Investor pursuant to this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly and validly issued and will be fully paid and non-assessable and free from all taxes or Liens with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company. The Warrants to be issued to each such Investor, when issued in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms. The shares of Common Stock issuable upon exercise of the Warrants in accordance with their respective terms will be duly and validly issued and fully paid and non-assessable. Subject to the accuracy of the representations and warranties of the Investors to this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

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4.3          No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not: (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws; or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, except for possible violations, conflicts or defaults as would not, individually or in the aggregate, have a Material Adverse Effect; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, or for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Company and its Subsidiaries are not being conducted in violation of any law, rule ordinance or regulation of any governmental entity, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except as required under the Securities Act, the Exchange Act, and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement or to issue and sell the Securities in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

4.4.         Capitalization. As of June 6, 2014, the authorized capital stock of the Company consists of (i) 500,000,000 shares of Common Stock, of which 225,878,939 shares are outstanding, 10,000,000 shares of Preferred Stock, of which 5,000,000 are designated Series A-1 Preferred Stock and 3,887,500 are outstanding, 500,000 are designated Series B Preferred Stock and 75,000 are outstanding, 375,000 shares of Common Stock reserved for issuance of warrants, and 11,452,960 shares of Common Stock reserved for issuance pursuant to the Company’s equity incentive plan and other outstanding options. In the offering contemplated by this Agreement, up to 13,333,334 shares of Common Stock may be issued and Warrants exercisable for up to 6,666,667 shares of Common Stock may be issued (exclusive of any securities to be issued to the Placement Agent). The Company has reserved, and at all times will keep reserved, a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants. Except as described in the SEC Documents: (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of Common Stock of the Company or any of its Subsidiaries; (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act (except for the registration rights provisions contained herein); and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Securities. All of such outstanding shares of Common Stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of Common Stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any Lien imposed through the actions or failure to act of the Company.

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4.5.         SEC Information.

(a) The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing and all other documents filed with the SEC prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents (other than the minor correction of the value of the Company’s Common Stock held by non-affiliates as of June 28, 2013 as disclosed in the Annual Report on Form 10-K with respect to), at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. There are not outstanding any unresolved comments of the Staff of the SEC. As of their respective dates, the financial statements of the Company included in the SEC Documents (“Company Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Company Financial Statements, the Company has no liabilities, contingent or otherwise, other than: (x) liabilities incurred in the ordinary course of business subsequent to March 31, 2014 (the fiscal period end of the Company’s most recently-filed periodic report) and (y) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

(b)          The shares of Common Stock are currently quoted on the OTCQB.

4.6          Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the Company’s Knowledge, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since March 31, 2014, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

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4.7          Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s knowledge or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their respective businesses, properties or assets or their officers or directors in their capacity as such, that would have a Material Adverse Effect. The Company is unaware of any facts or circumstances which might give rise to any of the foregoing. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or executive officer of the Company or any of its Subsidiaries.

4.8         No Material Changes.

Since March 31, 2014, except as set forth in the SEC Documents, there has not been:

(a)          Any material adverse change in the financial condition, operations or business of the Company from that shown on the Company Financial Statements, or any material transaction or commitment effected or entered into by the Company outside of the ordinary course of business;

(b)          Any effect, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect;

(c)          Any incurrence of any material liability outside of the ordinary course of business; or

(d)          Any possible effect, change or circumstance which would likely have or could reasonably be expected to have, a substantial dilutive effect on the Common Stock, except forcertain highly confidential discussions which the Company is currently engaged in regarding a possible significant transaction involving a substantial monetary investment in the Company at a substantial discount which, if consummated, would likely result in substantial dilution to the Investor.

4.9         No General Solicitation. Neither the Company nor any Person participating on the Company’s behalf in the transactions contemplated hereby has conducted any “general solicitation,” as such term is defined in Regulation D promulgated under the Securities Act, with respect to the Units being offered hereby.

4.10        No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Investors. The issuance of the Securities to the Investors will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

4.11       No Brokers. Other than the Placement Agent, the Company has taken no action which would give rise to any claim by any Person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

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4.12       Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D within fifteen Business Days after the First Closing and to provide a copy thereof to the Placement Agent promptly after such filing. The Placement Agent shall, on or before the Closing Date, assist the Company in taking such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Investors at the applicable Closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and the Company shall provide evidence of any such action so taken to the Company on or prior to the Closing Date.

4.13       Disclosure. The Company understands and confirms that each of the Investors will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Investors regarding the Company and its Subsidiaries, their businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its Subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the 12 months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, liabilities, results of operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed.

4.14       Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. None of the Company’s or its Subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within two years from the date of this Agreement. To the Company’s Knowledge, there has not been any infringement by the Company or any of its Subsidiaries of Intellectual Property Rights of others. Except as set forth in the SEC Documents, there is no claim, action or proceeding being made or brought, or to the Company’s Knowledge, being threatened, against the Company or any of its Subsidiaries regarding their Intellectual Property Rights. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or Claims. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

4.15       Tax Status. Except for occurrences that would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject; (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith; and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company and its Subsidiaries know of no basis for any such claim.

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4.16         Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the Company’s Knowledge, no Person acting on their behalf has, directly or indirectly (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities; (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent); or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries (other than the Placement Agent).

4.17         Shell Company Status. The Company was never a “shell issuer,” as defined in Rule 144(i)(1), promulgated under the Securities Act.

4.18          Investment Company Act Status. The Company and its Subsidiaries are not, and after giving effect to the offering and sale of the Units and the application of the proceeds thereof will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

5.           Indemnification.

5.1           Indemnification by the Company. (a) In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold each Investor and its directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (“Claims”) that any such Purchaser Party may suffer or incur as a result of any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents. The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a Claim is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents; provided that such a claim for indemnification relating to any breach of any of the representations or warranties made by the Company in this Agreement is made within one year from the Closing.

5.2          Procedure. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 5.1, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

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6.           Transfer Restrictions.

6.1.          Transfer or Resale. Each Investor understands that:

Except as provided in the Registration Rights Agreement, the sale or resale of all or any portion of the Securities has not been and is not being registered under the Securities Act or any applicable state securities laws, and all or any portion of the Securities may not be transferred unless:

(a)          the Securities are sold pursuant to an effective registration statement under the Securities Act;

(b)          the Investor shall have delivered to the Company a customary opinion of counsel that shall be in form, substance and scope reasonably acceptable to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration;

(c)          the Securities are sold or transferred to an “affiliate” (as defined in Rule 144 (or any successor rule) as promulgated under the Securities Act (“Rule 144”)) of the Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 6.1 and who is an Accredited Investor;

(d)          the Securities are sold pursuant to Rule 144; or

(e)          the Securities are sold pursuant to Regulation S (or any successor rule) as promulgated under the Securities Act (“Regulation S”);

and, in each case, the Investor shall have delivered to the Company, at the cost of the Investor, a customary opinion of counsel, in form, substance and scope reasonably acceptable to the Company. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

7.            Conditions to Closing of the Investors.

The obligation of each Investor hereunder to purchase the Units at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Investor’s sole benefit and may be waived by such Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

7.1          Representations, Warranties and Covenants. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Each Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Investor in the form reasonably acceptable to such Investor.

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7.2           Consents. The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

7.3          Delivery by Company. The Company shall have duly executed and delivered to each Investor (a) each of the other Transaction Documents; (b) an instruction letter to the Company’s transfer agent regarding the issuance of the Common Stock in the amount as is set forth on the signature page hereby being purchased by such Investor at the Closing pursuant to this Agreement; and (c) the Warrants relating to such shares (i.e., a Warrant for one-half share of the Company’s Common Stock for every share of Common Stock purchased in the offering). The foregoing notwithstanding, the Investor acknowledges that no Securities will be issued until the final Closing.

7.5          No Material Adverse Effect. Since the date of first execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

7.6          No Prohibition. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.7          Other Documents. The Company shall have delivered to such Investor such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Investor or its counsel may reasonably request.

8.           Conditions to Closing of the Company.

The obligations of the Company to effect the transactions contemplated by this Agreement with each Investor are subject to the fulfillment at or prior to each Closing Date of the conditions listed below.

8.1.         Representations and Warranties. The representations and warranties made by such Investor in Section 3 shall be true and correct in all material respects at the time of Closing as if made on and as of such date, and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Investor at or prior to the Closing Date..

8.2          Corporate Proceedings. All corporate and other proceedings required to be undertaken by such Investor in connection with the transactions contemplated hereby shall have occurred and all documents and instruments incident to such proceedings shall be reasonably satisfactory in substance and form to the Company.

8.3          Delivery by the Investor. The Investor shall have duly executed and delivered to the Company (a) each of the other Transaction Documents and the Investor Questionnaire and (b) the purchase price.

8.4          No Prohibition. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

8.5          Other Documents. The Investor shall have delivered to the Company such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request.

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9	Miscellaneous.

9.1.          Compensation of Placement Agent. Each Investor acknowledges that it is aware that the Placement Agent will receive from the Company, in consideration for its services as financial advisor and placement agent in respect of the transactions contemplated hereby (a) a commission success fee equal to ten percent of the Purchase Price of the Units sold at each Closing, payable in cash; (b) a non-accountable expense allowance equal to three percent of the Purchase Price of the Units sold at each Closing, less the $10,000 advance previously delivered by the Company in respect of same, payable in cash; (c) reimbursement for all filing fees the Placement Agent is required to pay the Financial Industry Regulatory Authority (“FINRA”) and reasonable fees and expenses of legal counsel to Placement Agent in connection with such filings with FINRA; and (d) five-year warrants to purchase such number of units equal to 15% of the number of Units sold in this offering, at an exercise price equal to the equivalent per Unit price offered to Investors in the offering. In addition, the Placement Agent received a right of first refusal to participate as placement agent in any subsequent financings of equity or debt securities by the Company (if a placement agent is to be used in such financing) for 12 months following the last Closing hereunder and the right for one year to nominate an observer to the Company’s Board of Directors upon his or her execution of a confidentiality agreement with the Company; provided, however, that such participation and board observer appointment rights shall terminate in the event that the transaction referred to in Sections 3.5 and 4.8(d) is consummated. The executed placement agent agreement between the Company and the Placement Agent, a copy of which is available to the Investor upon request, contains additional rights and terms not enumerated herein.

9.2.         Rule 506(e) of Regulation D Disclosure. Each Investor acknowledges that it is aware that the Managing Partner in the Paulson Investment Company, Inc.’s New York office, Robert J. Setteducati, entered into a final settlement with the Massachusetts Securities Division in 2001 pursuant to which he agreed, among other things, never to seek to register with the Massachusetts Securities Division in any capacity. The settlement resolved allegations by the Massachusetts Securities Division that Mr. Setteducati failed to adequately supervise employees at a prior brokerage firm.

9.3           Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

The Company:	With a copy to:

Propell Technologies Group, Inc.	Gracin & Marlow, LLP
1701 Commerce Street	405 Lexington Avenue, 26th Floor
Houston, Texas 77002	New York, New York 10174
Attention: John Huemoeller	Attention: Leslie Marlow, Esq.
Telephone: (713) 227-0480	Telephone: (212) 907-6457
Facsimile: (713) 513-5700	Facsimile: (212) 208-4657

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The Investors:

As per the contact information provided on the signature pages hereof.

The Placement Agent

With a copy to:

Paulson Investment Company, Inc.	Murphy & Weiner, P.C.
1331 NW Lovejoy Street, Suite 720	430 Cambridge Avenue, Suite 100
Portland, OR 97209	Palo Alto, CA 94306
Telephone: (503) 243-6000	Attention: Debra K. Weiner, Esq.
Facsimile: (503) 248-2391	Telephone: (650) 218-9818
Facsimile: (650) 323-1108

9.4         Survival of Representations and Warranties. Each party hereto covenants and agrees that the representations and warranties of such party contained in this Agreement shall survive the Closing. Each Investor shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

9.5         Confidentiality After the Date Hereof. Each Investor, severally and not jointly with the other Investors, covenants that until such time as the transactions contemplated by this Agreement and such other material non-public information related to the Company in possession of the Investor are publicly disclosed by the Company, such Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

9.6           Entire Agreement. This Agreement contains the entire agreement between the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter contained herein.

9.7           Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and, except for: (i) Persons entitled to indemnification pursuant to Section 5.1; (ii) the Placement Agent and its designees, successors and assigns; and (iii) other registered broker-dealers, if any, who are specifically agreed to be and acknowledged by each party as third party beneficiaries hereof, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.8           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other.

Notwithstanding the foregoing, but subject to the provisions of Section 6.1 hereof, any Investor may, without the consent of the Company, assign its rights hereunder to any Person that purchases Units or the shares or warrants included therein or issuable upon exercise thereof in a private transaction from an Investor or to any of its “affiliates,” as that term is defined under the Exchange Act or any subsequent Person acquiring such Units or shares in accordance herewith.

9.9          Binding Effect; Benefits. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; nothing in this Agreement, expressed or implied, is intended to confer on any Persons other than the parties hereto or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

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9.10         Amendment; Waivers. All modifications, amendments or waivers to this Agreement shall require the written consent of each of (i) the Company and (ii) a majority-in-interest of the Investors (based on the number of Units purchased hereunder).

9.11         Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without giving effect to the conflict of law provisions thereof, and the parties hereto.

9.12         Arbitration. Each Investor and the Company agree that they shall resolve all disputes, controversies and differences which may arise between them, out of or in relation to or in connection with this Agreement, after discussion in good faith attempting to reach an amicable solution. Provided that such disputes, controversies and differences remain unsettled after discussion between the parties, both parties agree that those unsettled matter(s) shall be finally settled by arbitration in New York, New York in accordance with the latest Rules of the American Arbitration Association. Such arbitration shall be conducted by three arbitrators appointed as follows: each party will appoint one arbitrator and the appointed arbitrators shall appoint a third arbitrator. If within thirty (30) days after confirmation of the last appointed arbitrator, such arbitrators have failed to agree upon a chairman, then the chairman will be appointed by the American Arbitration Association. The decision of the tribunal shall be final and may not be appealed. The arbitral tribunal may, in its discretion award fees and costs as part of its award. Judgment on the arbitral award may be entered by any court of competent jurisdiction, including any court that has jurisdiction over either party or any of their assets. At the request of any party, the arbitration proceeding shall be conducted in the utmost secrecy subject to a requirement of law to disclose. In such case, all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy, available for inspection only by any party and by their attorneys and experts who shall agree, in advance and in writing, to receive all such information in secrecy.

9.13        Further Assurances. Each party hereto shall do and perform or cause to be done and performed all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

9.14         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

IN WITNESS WHEREOF, the undersigned Investors and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first above written.

PROPELL TECHNOLOGIES GROUP, INC.

By:
Name: John Huemoeller
Title: President and Chief Executive Officer

INVESTORS:

The Investors executing the Signature Page in the form attached hereto as Annex A and delivering the same to the Company or its agents shall be deemed to have executed this Agreement and agreed to the terms hereof.

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Annex A
Securities Purchase Agreement
Investor Counterpart Signature Page

The undersigned, desiring to: (i) enter into this Securities Purchase Agreement dated as of June __, 2014 (the “Agreement”), with the undersigned, Propell Technologies Group, Inc., a Delaware corporation (the “Company”), in or substantially in the form furnished to the undersigned and (ii) purchase the number of Units as set forth below, hereby agrees to purchase the Units from the Company as of the Closing and further agrees to join the Agreement as a party thereto, with all the rights and privileges appertaining thereto, and to be bound in all respects by the terms and conditions thereof. The undersigned specifically acknowledges having read the representations in the Agreement section entitled “Representations, Warranties and Acknowledgments of the Investors,” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned as an Investor.

All Investors:	Name of Investor:

Address:	If an entity:

Print Name of Entity:

By:
Name:
Title:

If an individual:
Telephone No.:
Print Name:

Facsimile No.:
Signature:

Email Address:	If joint individuals:

Print Name:

Signature:

The Investor hereby elects to purchase ____________ Units (each Unit consisting of one (1) share of Common Stock and a five-year Warrant exercisable at an exercise price of $0.25 per share for one-half (½) share of Common Stock) at a purchase price of $0.15 per Unit under the Securities Purchase Agreement for a total Purchase Price of $__________ (to be completed by Investor)